Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Quhuo Limited

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)(2)(3)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (4)(5)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Fees Previously Paid	Equity	Class A ordinary shares, par value US$0.0001 per share	457(o)

	Equity	Preferred shares	457(o)

	Debt	Debt securities	457(o)

	Other	Warrants	457(o)

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$200,000,000

	Total Fees Previously Paid					18,540 (6)

Total Fee Offsets

Net Fee Due

(1)

Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public and (ii) securities that may be purchased by the underwriters pursuant to an over-allotment option. These securities are not being registered for the purposes of sales outside of the United States.

(2)

The securities being registered also include such indeterminate number of securities as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)	American depositary shares issuable upon deposit of the shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-239528).
(4)

The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(5)

The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder.

(6)	Previously paid.